Exhibit 99.1

FOR RELEASE 2/4/10 @ 1:05PM

AnalogicTech Reports Fourth Quarter and Fiscal Year 2009 Financial Results

Santa Clara, CA – February 4, 2010 – Advanced Analogic Technologies, Inc. (“AnalogicTech” or the “Company”) (Nasdaq: AATI), an analog semiconductor company focused on powering innovative solutions in consumer, industrial, and telecom markets, today reported financial results for the fourth quarter and fiscal year ended December 31, 2009.

Net revenue for the fourth quarter of 2009 was $20.8 million, an increase of 12% over net revenue of $18.6 million for the fourth quarter of 2008 and a sequential decrease of 20% from net revenue of $26.1 million for the third quarter of 2009. Net revenue for the fiscal year ended December 31, 2009, was $86.5 million, down 4% from net revenue of $90.3 million for 2008.

In accordance with U.S. generally accepted accounting principles (GAAP), net loss for the fourth quarter of 2009 was $4.0 million, or $0.09 per diluted share. This compares to GAAP net loss of $15.4 million, or $0.34 per diluted share for the fourth quarter of 2008, and GAAP net loss of $1.0 million, or $0.02 per diluted share for the third quarter of 2009. Net loss for fiscal year 2009 was $12.7 million, or $0.29 per diluted share, compared to net loss of $20.1 million, or $0.44 per diluted share for fiscal year 2008.

On a non-GAAP basis, excluding stock-based compensation expense, amortization of acquired intangibles, net loss for the fourth quarter of 2009 was $2.0 million, or $0.05 per diluted share. This compares to non-GAAP net loss of $3.3 million, or $0.07 per diluted share, for the fourth quarter of 2008 and non-GAAP net income of $0.8 million, or $0.02 per diluted share, for the third quarter of 2009. Non-GAAP net loss for the fourth quarter of 2008 excluded stock-based compensation expense, amortization of acquired intangibles, the intangible asset impairment charge, an impairment loss on a private equity investment, restructuring and other severance-related expenses, and the charge to increase the deferred tax asset valuation allowance. Non-GAAP net income for the third quarter of 2009 excluded stock-based compensation expense and amortization of acquired intangibles.

© Advanced Analogic Technologies Incorporated	Page 1

Non-GAAP net loss for fiscal year 2009 was $5.4 million, or $0.13 per diluted share compared to non-GAAP net loss of $2.6 million, or $0.06 per diluted share for fiscal year 2008. Non-GAAP net loss for fiscal year 2009 excluded stock-based compensation expense, amortization of acquired intangibles, restructuring and other severance related expenses, net of taxes. Non-GAAP net loss for fiscal year 2008 excluded stock-based compensation expense, amortization of acquired intangibles, the intangible asset impairment charge, in-process research and development expense, an impairment loss on a private equity investment, restructuring and other severance related expenses, net of taxes, and the charge to increase the deferred tax asset valuation allowance.

AnalogicTech reported gross margins of 47.6% for the fourth quarter of 2009, compared to 38.0% for the fourth quarter of 2008 and 51.2% for the third quarter of 2009. Non-GAAP gross margin was 48.1% for the fourth quarter of 2009, compared to 43.3% for the fourth quarter of 2008 and 51.7% for the third quarter of 2009. The Company ended the fourth quarter of 2009 with $102.0 million in cash, cash equivalents, and short-term investments.

“Our fourth quarter results were largely in line with expectations,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “We were pleased to see continued growth in the Taiwan market where we retooled our product offering and experienced strong sales traction in non-handset products. During the quarter, we remained focused on managing our solid balance sheet and lowered inventories and accounts receivables.”

“Despite the challenging economic environment that persisted throughout much of 2009, we made significant progress on our product diversification strategy and introduced 77 new products and increased design activities for products for large screen LCDs and HDTVs. At the same time, we expanded our dollar content in handsets and Mobile Internet Devices through higher value integrated solutions for lighting, power management, voltage regulation and battery management. Heading into 2010, we have increasing momentum across a number of our end markets.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the first quarter ending March 31, 2010, AnalogicTech estimates revenue in the range of $21 million to $23 million, and net loss in the range of $0.12 to $0.10 per diluted share on a GAAP basis. The first quarter 2010 estimates include pre-tax quarterly share-based compensation expense in the range of $1.4 to $1.6 million.

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Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net income (loss), gross margin and earnings (loss) per share on a non-GAAP basis. This non-GAAP earnings information excludes certain items and their tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the Company’s ongoing operational performance and has therefore chosen to provide this information to investors as an additional dimension of comparability to similar companies. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income (loss), gross margin and earnings (loss) per share is included in the tables below.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Conference Call Details

The AnalogicTech fourth quarter and fiscal 2009 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time on Thursday, February 4, 2010. To participate in the live call, analysts and investors should dial 877-941-4774 or 480-629-9760 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at http://www.aati.com in the “Webcasts” section. A telephonic replay of the conference call will also be available through February 10, 2010 by dialing 800-406-7325 or 303-590-3030, and entering the passcode 4203709.

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For More Information
Investor Contacts:
Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

About Advanced Analogic Technologies, Inc.:

Advanced Analogic Technologies (AATI) develops advanced semiconductor system solutions that play a key role in the continuing evolution of feature-rich, energy efficient electronic devices. The company focuses on addressing the application-specific power management needs of consumer devices such as mobile handsets, digital cameras, and netbooks/notebooks, as well as devices in a broad range of industrial, medical and telecom applications. AATI also licenses device, process, package, and application-related technologies. Headquartered in Silicon Valley, AATI has design centers in Santa Clara and Shanghai, and Asia-based operations and logistics. For more information, please visit www.analogictech.com. (AnalogicTech - F)

© Advanced Analogic Technologies Incorporated	Page 3

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; our ability to manage inventory levels, fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the year ended December 31, 2008. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

© Advanced Analogic Technologies Incorporated	Page 4

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Dec. 31, 2009	Dec. 31 2008 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$36,120	$52,094
Short-term investments	65,883	57,443

Total cash, cash equivalents and short term investments	102,003	109,537
Accounts receivable, net of allowances	9,348	6,654
Inventories	7,234	9,016
Prepaid expenses and other current assets	4,291	2,100

Total current assets	122,876	127,307
Property and equipment, net	4,607	5,050
Other assets	3,110	4,060
Deferred income taxes - noncurrent	318	327
Intangible assets, net	117	395
Goodwill	16,116	16,116

TOTAL ASSETS	$147,144	$153,255

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$6,614	$4,601
Accrued liabilities	3,726	3,739
Income tax payable	114	127

Total current liabilities	10,454	8,467
Long-term income tax payable	4,365	3,326
Other long-term liabilities	275	228

Total liabilities	15,094	12,021

Total stockholders’ equity	132,050	141,234

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$147,144	$153,255

*	Amounts as of December 31, 2008 were derived from the December 31, 2008 audited consolidated financial statements included in our Form 10-K/A.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Three Months Ended	Years Ended
	Dec. 31, 2009	Dec. 31, 2008	Sep. 30, 2009	Dec. 31, 2009	Dec. 31, 2008
NET REVENUE	$20,845	$18,629	$26,140	$86,512	$90,339
Cost of revenue	10,923	11,547	12,763	44,686	46,805

GROSS PROFIT	9,922	7,082	13,377	41,826	43,534

OPERATING EXPENSES:
Research and development	7,149	7,351	6,928	27,468	30,579
Sales, general and administrative	6,085	6,189	6,337	24,132	25,446
Patent litigation	1,346	764	1,013	3,045	1,751

Total operating expenses	14,580	14,304	14,278	54,645	57,776

LOSS FROM OPERATIONS	(4,658)	(7,222)	(901)	(12,819)	(14,242)

OTHER INCOME, NET	106	42	141	915	2,675

LOSS BEFORE INCOME TAXES	(4,552)	(7,180)	(760)	(11,904)	(11,567)
PROVISION FOR INCOME TAXES	(592)	8,215	256	769	8,507

NET LOSS	$(3,960)	$(15,395)	$(1,016)	$(12,673)	$(20,074)

NET LOSS PER SHARE:
Basic	42,947	45,183	42,956	42,973	45,535

Diluted	42,947	45,183	42,956	42,973	45,535

WEIGHTED AVERAGE SHARES USED IN
NET LOSS PER SHARE CALCULATION:
Basic	$(0.09)	$(0.34)	$(0.02)	$(0.29)	$(0.44)

Diluted	$(0.09)	$(0.34)	$(0.02)	$(0.29)	$(0.44)

Note: Stock-based compensation expense recorded in each expense classification above is as follows:

Cost of revenues	$83	$119	$79	$309	$428
Research and development	963	767	767	3,163	3,533
Sales, general and administrative	942	803	873	3,456	3,860

	$1,988	$1,689	$1,719	$6,928	$7,821

Financial Summary (Non-GAAP)

(in thousands, except per share amounts)

(unaudited)

GAAP TO NON-GAAP RECONCILIATION

	Three Months Ended		Three Months Ended	Years Ended
	Dec. 31, 2009	Dec. 31, 2008	Sep. 30, 2009	Dec. 31, 2009	Dec. 31, 2008
GROSS MARGIN:

GAAP GROSS MARGIN	$9,922	$7,082	$13,377	$41,826	$43,534
GAAP GROSS MARGIN %	47.6%	38.0%	51.2%	48.3%	48.2%
Amortization of acquired intangibles	18	242	54	176	968
Intangible asset impairment charge	—	627	—	—	627
Stock-based compensation	83	119	79	309	428
NON-GAAP GROSS MARGIN	10,023	8,070	13,510	42,311	45,557
NON-GAAP GROSS MARGIN %	48.1%	43.3%	51.7%	48.9%	50.4%

NET INCOME (LOSS):

NET LOSS ON GAAP BASIS:	$(3,960)	$(15,395)	$(1,016)	$(12,673)	$(20,074)
Stock-based compensation	1,988	1,689	1,719	6,928	7,821
Amortization of acquired intangibles	21	290	64	212	1,160
Intangible asset impairment charge	—	755	—	—	755
In-process research and development	—	—	—	—	255
Impairment loss on private equity investment	—	508	—	—	508
Restructuring and other severance expenses	—	482	—	127	665
Associated tax effects of above adjustments	(359)	(745)	(326)	(1,324)	(2,803)
Deferred tax asset valuation allowance	359	9,083	326	1,281	9,083

Total adjustments	2,009	12,062	1,783	7,224	17,444

NET INCOME (LOSS) ON NON-GAAP BASIS:	$(1,951)	$(3,333)	$767	$(5,449)	$(2,630)

EPS:

GAAP EPS, DILUTED	$(0.09)	$(0.34)	$(0.02)	$(0.29)	$(0.44)
NON-GAAP EPS, DILUTED	$(0.05)	$(0.07)	$0.02	$(0.13)	$(0.06)

Weighted average shares used to calculate Non-GAAP diluted EPS:	42,947	45,183	44,338	42,973	45,535